Exhibit 99.2

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER OR
PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Annual Report, on Form 10-K, of Sun Bancorp, Inc. (the “Company”), for the period ending December 31, 2003, as filed with the Securities and Exchange Commission (the “Report”), I, Wilmer D. Leinbach, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as added by Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.                                       The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                       To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered by the Report.

/s/ Wilmer D. Leinbach
Exec. VP & Chief Financial Officer

Date:	July 24, 2003